SCHEDULE 14A
Information Required in Proxy Statement

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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AAON, INC.
(Name of Registrant as Specified in its Charter)

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AAON, INC.

Notice of
Annual Meeting
May 15, 2012,
and
Proxy Statement

AAON, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2012

Notice is hereby given that the Annual Meeting of Stockholders of AAON, Inc., will be held at 2440 South Yukon, Tulsa, Oklahoma, on Tuesday, May 15, 2012, at 10:00 A.M. (Local Time), for the following purposes:

1.	To elect three Class III Directors, for terms ending in 2015; and

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 15, 2012.

We have elected to take advantage of the Securities and Exchange Commission’s rules that allow us to furnish our proxy materials to our shareholders over the Internet. We believe electronic delivery will expedite the receipt of materials and, by printing and mailing a smaller volume, will reduce the environmental impact of our annual meeting materials and help lower our costs. A Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) is being mailed concurrently to our shareholders. The Notice contains instructions on how to access the Notice of Annual Meeting, Proxy Statement and Annual Report to Shareholders online. You will not receive a printed copy of these materials, unless you specifically request one. The Notice of Internet Availability contains instructions on how to receive a paper copy of the proxy materials

It is important that your shares be represented and voted at the meeting. You may vote your shares by voting in person at the meeting, by internet, by telephone or by completing, signing, dating and returning a proxy card which will be mailed to you if you request delivery of a full set of proxy materials.

Our Proxy Statement, including our Annual Report on Form 10-K, is available at
www.proxyvote.com

By Order of the Board of Directors

John B. Johnson, Jr.
Secretary

April 2, 2012

AAON, INC.
2425 South Yukon
Tulsa, Oklahoma 74107

PROXY STATEMENT

This statement is furnished in connection with the solicitation by the Board of Directors of AAON, Inc., for proxies to be used at our Annual Meeting of Stockholders to be held on May 15, 2012, at the time and place set forth in the Notice of Annual Meeting accompanying this Proxy Statement. Unless the context otherwise requires, references herein to “AAON”, “we”, “us”, “our” or “ours” refers to AAON, Inc.

Pursuant to provisions of our Bylaws and action of our Board of Directors, the close of business on March 19, 2012, has been established as the time and record date for determining the stockholders entitled to notice of and to vote at this annual meeting. The stock transfer books will not be closed.

The Directors nominated for election will be approved if, assuming a quorum is present in person and/or by proxy, a majority of the shareholders voting, vote in favor of each Director.

Stockholders of record on the record date are entitled to cast their votes at the Annual Meeting in person or by properly executed proxy. The presence, in person or by proxies, of thirty-three and one-third percent (33-1/3%) of the Common Stock outstanding on the record date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened, we may adjourn or postpone the meeting.

You may vote in several different ways:

In person at the Annual Meeting
You may vote in person at the Annual Meeting. You may also be represented by another person at the meeting by executing a proxy properly designating that person. If you are the beneficial owner of shares held in “street name,” you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the meeting.

By telephone
You may vote by calling the toll-free telephone number indicated on the voting instructions you will receive. Easy-to-follow voice prompts allow you to vote your shares and confirm that your voting instructions have been properly recorded.

By internet
You may vote by going to the internet web site indicated on the voting instructions you will receive. Confirmation that your voting instructions have been properly recorded will be provided.

By mail
You may vote by completing, signing, dating and returning a proxy card which will be mailed to you if you request delivery of a full set of proxy materials. A postage-paid envelope will be provided along with the proxy card.

Telephone and internet voting for shareholders of record will be available until 11:59 p.m. Central time on May 14, 2012. A mailed proxy card must be received by May 14, 2012, in order to be voted at the Annual Meeting. The availability of telephone and internet voting for beneficial owners of other shares held in “street name” will depend on your broker, bank or other holder of record and we recommend that you follow the voting instructions on the Notice of Internet Availability that you receive from them.

If you are mailed a set of proxy materials and a proxy card or voting instruction card and you choose to vote by telephone or by internet, you do not have to return your proxy card or voting instruction card. However, even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the meeting.

Abstentions and broker non-votes are counted as shares present in determining whether the quorum requirement is satisfied. Abstentions are also counted in the total number of votes cast with respect to a proposal and thus have the same effect as a vote against the matter. Broker non-votes are not counted as votes cast in the tabulation of votes on any matter brought before the Annual Meeting.

Proxies received in advance of the meeting may be revoked at any time prior to the voting thereof, either by giving notice to the Secretary of AAON or by personal attendance at the meeting.

We have adopted a procedure approved by the SEC called “householding” pursuant to which shareholders of record who have the same address and last name and who request a written copy of our annual report and proxy statement will receive only one copy of such materials unless one or more of these shareholders notify us that they wish to receive individual copies. Shareholders who participate in householding will continue to receive separate proxy cards.

Shareholders currently receiving multiple copies of our annual report and proxy statement at their household can request householding by contacting our transfer agent at 1-801-277-1400 or writing to Progressive Transfer Company, 1981 East Murray-Holladay Road, Suite 200, Salt Lake City, Utah 84117. Shareholders now participating in householding who wish to receive a separate document in the future may do so in the same manner. Those owning shares through a bank, broker or other nominee may request householding by contacting the nominee.

This Proxy Statement, the Notice of Annual Meeting and accompanying proxy card, as well as our 2011 Annual Report (which includes our Annual Report on Form 10-K for the year ended December 31, 2011), can also be found at our website (www.aaon.com). Copies of exhibits omitted from the enclosed Annual Report on Form 10-K are available without charge upon written request to Kathy I. Sheffield, 2440 S. Yukon, Tulsa, Oklahoma 74107, or may also be obtained at the Securities and Exchange Commission’s website at www.sec.gov.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of March 19, 2012 (the record date), we had issued a total of 24,565,148 shares of $.004 par value Common Stock, our only class of stock outstanding. Each share is entitled to one vote on all matters submitted to a vote by stockholders.

The following table sets forth as of March 19, 2012, the aggregate number of our shares of Common Stock owned by each person known by us to be the beneficial owner of more than 5% of our Common Stock:

Name and address of beneficial owner	Number of shares owned	Percent of class

Norman H. Asbjornson 2425 South Yukon Tulsa, Oklahoma 74107	5,126,350 (1)	20.87

FMR LLC 82 Devonshire Street Boston, Massachusetts 02109	2,050,462 (2)	8.35

Royce & Associates, LLC 745 Fifth Avenue New York, New York 10151	2,622,014 (3)	10.67

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	1,457,301 (4)	5.93

(1)
Includes 1,800 shares of restricted stock that will vest within 60 days of the annual meeting, 2,700 shares under AAON’s 401(k) plan and 223,725 shares owned by his foundation. Mr. Asbjornson has sole voting and investment powers with respect to all shares beneficially owned by him.

(2)
This share ownership information was provided in a Schedule 13G filed February 13, 2012, which discloses that FMR LLC possesses the sole power to dispose or direct the disposition of the reported shares.

(3)
This share ownership information was provided in a Schedule 13G filed January 5, 2012, which discloses that Royce & Associates, LLC possesses the sole voting power and sole dispositive power of the reported shares.

(4)
This share ownership information was provided in a Schedule 13G filed January 20, 2012, which discloses that BlackRock, Inc. possesses the sole voting power and sole dispositive power of the reported shares.

The following table sets forth as of March 19, 2012, the aggregate number of shares of our Common Stock owned of record or beneficially by each current director, nominee for director, each person named in the Summary Compensation Table (herein, “Named Executive Officers”) and all directors, nominees for director and Named Executive Officers as a group:

Name of Beneficial Owner	Number of Shares Owned (1)		Percent of Class

Norman H. Asbjornson	5,126,350	(2)	20.87

John B. Johnson, Jr.	35,025	(3)	*

Jack E. Short	13,875	(4)	*

Paul K. Lackey, Jr.	17,775	(5)	*

A. H. McElroy II	17,775	(5)	*

Jerry R. Levine	112,451	(6)	*

Joseph E. Cappy	16,800	(7)	*

Robert G. Fergus	21,103	(8)	*

Kathy I. Sheffield	86,438	(9)	*

David E. Knebel	84,746	(10)	*

Scott M. Asbjornson	652,696	(11)	2.66

Directors, nominees and Named Executive Officers as a group (11 persons) ____________________________	6,185,034	(12)	25.18

(1)	All shares are held beneficially and of record and the owner has sole voting and investment power with respect thereto, except as otherwise noted.
(2)	Includes 1,800 shares of restricted stock that will vest within 60 days of the annual meeting, 2,700 shares under AAON’s 401(k) plan and 223,725 shares owned by his foundation.
(3)
Includes 13,500 shares issuable upon exercise of stock options that are exercisable currently or within 60 days of the annual meeting and 1,800 shares of restricted stock that will vest within 60 days of the annual meeting.

(4)
Includes 3,000 shares held by Mr. Short’s IRA account, 4,500 shares issuable upon exercise of stock options that are exercisable currently or within 60 days of the annual meeting and 1,800 shares of restricted stock that will vest within 60 days of the annual meeting.

(5)	1,800 shares of restricted stock which will vest within 60 days of the annual meeting.
(6)
Includes 2,250 shares held by Mr. Levine’s IRA account, 1,125 shares held jointly by Mr. Levine and his wife, 7,500 shares issuable upon exercise of stock options that are exercisable currently or within 60 days of the annual meeting and 1,800 shares of restricted stock which will vest within 60 days of the annual meeting.

(7)	Includes 5,025 shares of restricted stock that will vest within 60 days of the annual meeting.
(8)	Includes 1,547 shares under AAON’s 401(k) plan, and 450 shares of restricted stock that will vest within 60 days of the annual meeting.
(9)
Includes 70,350 shares issuable upon exercise of stock options exercisable currently or within 60 days of the annual meeting, 13,838 shares under AAON’s 401(k) plan and 450 shares of restricted stock that will vest within 60 days of the annual meeting.

(10)
Includes 66,850 shares issuable upon exercise of stock options exercisable currently or within 60 days of the annual meeting, 5,645 shares under AAON’s 401(k) plan and 450 shares of restricted stock that will vest within 60 days of the annual meeting.

(11)
Includes 41,100 shares issuable upon exercise of stock options exercisable currently or within 60 days of the annual meeting, 309 shares under AAON’s 401(k) plan and 450 shares of restricted stock that will vest within 60 days of the annual meeting.

(12)
Includes 203,800 shares issuable upon the exercise of stock options that are exercisable currently or within 60 days of the annual meeting and 17,625 shares of restricted stock that will vest within 60 days of the annual meeting by all directors and Named Executive Officers.

*	Less than 1%.

PROPOSAL:
ELECTION OF DIRECTORS

General

Our Board of Directors is comprised of seven members. Our Bylaws (the "Bylaws") divide the Board of Directors into three classes having staggered terms of three years each, with Classes I, II and III having terms expiring at the Annual Meeting of Stockholders in 2013, 2014 and 2012, respectively. The Bylaws provide that a stockholder may nominate a director for election at an annual meeting if written notice is given to us not less than 60 and not more than 90 days in advance of the anniversary date of the immediately preceding annual meeting.

The names of Norman H. Asbjornson, John B. Johnson, Jr., and Joseph E. Cappy, the current members of the Class III Directors, whose terms expire at the annual meeting, have been placed in nomination for re-election to the Board, and the persons named in the proxy will vote for their election. Each of Mr. Asbjornson, Mr. Johnson and Mr. Cappy has consented to being named in this Proxy Statement and to serve if elected.

If any nominee becomes unavailable for any reason, the shares represented by the proxies will be voted for such other person, if any, as may be designated by the Board of Directors. However, management has no reason to believe that any nominee will be unavailable.

The Board of Directors recommends a vote FOR the election of these nominees as Directors.

Nominees:

Class III – Terms Expire in 2015

Name	Age	Current Position
Norman H. Asbjornson.	76	President and Director
John B. Johnson, Jr.	78	Secretary and Director
Joseph E. Cappy	77	Director

Directors Continuing in Office:

Class II -- For Term to Expire in 2014

Name	Age	Current Position
Jack E. Short	71	Director
Jerry R. Levine.	73	Director

Class I – Terms Expire in 2013

Name	Age	Current Position
Paul K. Lackey, Jr.	68	Director
A. H. McElroy II	49	Director

Biographical Information

Set forth below is a description of the background of each of our current directors (including directors nominated for re-election) and executive officers. The term of office of each officer ends on the date of the Annual Meeting, subject to extension upon re-election.

Norman H. Asbjornson has served as President and a director of AAON since 1989 and currently serves in the class of directors whose terms will expire at the 2012 annual meeting of stockholders. Mr. Asbjornson also serves as the President of AAON, Inc., an Oklahoma corporation ("AAON-Oklahoma") and AAON Coil Products, Inc. ("ACP"), both our wholly owned subsidiaries.

Mr. Asbjornson is the original founder of the Company, and his intimate knowledge of the HVAC industry, both from a technical and a business perspective, brings to the Board a unique insight into the Company’s operations in particular, as well as the environment in which the Company operates.

John B. Johnson, Jr., has served as Secretary and a director of AAON since 1989, and currently serves in the class of directors whose terms will expire at the 2012 annual meeting of stockholders. Mr. Johnson also serves as the Secretary of AAON-Oklahoma and ACP. Mr. Johnson has been engaged in the private practice of law in Tulsa, Oklahoma, since 1961, and is a member of the firm of Johnson & Jones, which serves as our General Counsel.

Mr. Johnson has served as our legal counsel since our inception. Mr. Johnson’s corporate and securities legal expertise, together with his historical knowledge of our operations, enable him to provide valuable legal and business advice to the Board in its various deliberations.

Jack E. Short has served as a director of AAON since 2004, and currently serves in the class of directors whose terms will expire at the 2014 annual meeting of stockholders. He is Chairman of our Audit Committee. Mr. Short was employed by PricewaterhouseCoopers (formerly Coopers & Lybrand) for 29 years and retired as the managing partner of the Oklahoma practice (Tulsa and Oklahoma City) of the firm in June 2001. Mr. Short previously served on the Board of Directors of a public company which is engaged in the non-toxic waste collection business.

Mr. Short’s extensive background in public accounting provides the Board with an individual well-versed in accounting and financial matters, and his experience on another public company board offers additional insight to the Board in both financial and risk assessment matters.

Paul K. Lackey, Jr., was elected as a director of AAON in 2007, and currently serves in the class of directors whose terms will expire at the 2013 annual meeting of stockholders. Between April 2002 and October 2005 Mr. Lackey served as CEO and President of The NORDAM Group, a privately held company in Tulsa, Oklahoma involved in the aerospace industry. Between October 2005 and December 2008 Mr. Lackey served as the Chairman and CEO of The NORDAM Group. Since January 2009 Mr. Lackey has served as the Executive Chairman of the Board of The NORDAM Group. Mr. Lackey also serves on the board of directors of Matrix Service Company, a public company involved in the construction and energy services industry.

Mr. Lackey’s experience in serving as the CEO of a manufacturing company provides not only additional knowledge and insight in production and manufacturing processes in general, but also brings to the Board an individual who can provide guidance on management and operational systems in a manufacturing environment such as ours. Mr. Lackey’s service on the board of another public company also provides him with the ability to compare and assess the differences in board operations and functions, which provide guidance on strengthening the practices of our Board.

A. H. McElroy II was elected as a director of AAON in 2007, and currently serves in the class of directors whose terms will expire at the 2013 annual meeting of stockholders. Since 1997 Mr. McElroy has served as President and CEO of McElroy Manufacturing, Inc., a privately held manufacturing concern based in Tulsa, Oklahoma.

Mr. McElroy’s extensive experience in managing a privately held manufacturing company brings to the Board substantial knowledge of operational and budgetary efficiencies, as well as technology-related applications which may benefit general manufacturing processes.

Jerry R. Levine was elected as a director of AAON in 2008, and currently serves in the class of directors whose terms will expire at the 2014 annual meeting. For the last 40 years, Mr. Levine has been a securities analyst. From 1980 to 1991 Mr. Levine served as a member of the “Emerging Growth Group” of Merrill Lynch Capital Markets, specializing in small and mid-sized companies. In 1999 Mr. Levine formed JRL Advisors, which firm provides investor relations services. Mr. Levine, through JRL Advisors, has provided investor and shareholder relations services and advice to the Company since JRL Advisors’ formation.

Mr. Levine’s extensive experience in the securities and financial fields provides to the Board insight on capital markets in general, as well as industry sensitive markets that may affect us specifically. Mr. Levine’s background also allows him to provide the Board guidance on the potential market impact that any significant Board or Company decision may have on our market value.

Joseph E. Cappy was appointed by the Board of Directors to complete the remaining term of Charles C. Stephenson, Jr., at the 2010 annual meeting of the Board immediately following the Annual Meeting of the Stockholders. Mr. Cappy serves in the class of directors whose terms expire at the 2012 annual meeting. From 1997 until 2003 Mr. Cappy served as the CEO and director of DollarThrifty Automotive Group, the stock of which was listed on the New York Stock Exchange. For the ten years prior to that, Mr. Cappy served as a Vice President of Chrysler Corporation. Since his retirement from DollarThrifty Automotive Group in 2003, Mr. Cappy has served as Chairman and CEO of Capco, Inc., a family-owned enterprise with various investments in the United States.

Mr. Cappy’s experience of over twenty years in key management positions in public companies brings to the Board valuable knowledge of the complexities of managing public companies in particular, and the financial and capital related issues they face, as well as the impact of the decision-making processes on overall shareholder value.

Robert G. Fergus, age 71, has served as Vice President of AAON since 1989. Mr. Fergus also serves as Vice President of AAON-Oklahoma.

Kathy I. Sheffield, age 59, became Treasurer of AAON in 1999 and Vice President in 2002. She also serves as Vice President and Treasurer of AAON-Oklahoma and as Treasurer of ACP. Ms. Sheffield was our Accounting Supervisor from 1989 to 1992, when she became Accounting Manager.

David E. Knebel, age 66, joined AAON in May 2001 as Manager of Technology and Training, before becoming Director of Sales and Technology in December 2002 and Vice President, Sales and Technology in August 2005. He is responsible for management of AAON’s sales force, parts and service departments, and software development in support of product application and selection. From January 2000 to May 2001, Mr. Knebel was Sales Manager for Climatec – New Mexico, where he managed product application and sales for CES Group products, AAON and additional product lines.

BOARD AND COMMITTEE MATTERS

Leadership Structure of the Board

The business of AAON is managed under the direction of our Board of Directors (“Board”). In accordance with our Bylaws, we do not have a “Chairman of the Board”; rather, the President, who is also the chief executive officer, presides as “Chairman” at all meetings of the Board and shareholders.

Mr. Asbjornson is one of the founders of the Company, and is the largest stockholder of the Company. Accordingly, the Board believes that Mr. Asbjornson is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry and is also the person most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. We do not require the person filling the function of “Chairman of the Board” to be an independent director.

The Board has determined that our current Board structure, having the chief executive officer also serve as the presiding officer at all Board and shareholder meetings, is currently the most appropriate leadership structure for the Company and its shareholders. This fosters clear accountability, effective decision-making, alignment with corporate strategy, direct oversight of management, full engagement of the independent directors and continuity of leadership. As the officer ultimately responsible for the day-to-day operation of the Company and for execution of its strategy, the Board believes that the President is the director best qualified to act in the capacity as “Chairman” of the Board and to lead Board discussions regarding the performance of the Company.

The Board’s Role in Risk Oversight

The Board has ultimate responsibility for oversight of our risk management processes. The Board discharges this oversight responsibility through regular reports received from and discussions with senior management on areas of material risk exposure to the Company. These reports and Board discussions include, among other things, operational, financial, legal, regulatory and strategic risks. Additionally, our risk management processes are intended to identify, manage and control risks so that they are appropriate considering our scope, operations and business objectives. The full Board (or the appropriate committee in the case of risks in areas for which responsibility has been delegated to a particular committee) engages with the appropriate members of senior management to enable its members to understand and provide input to and oversight of our risk identification, risk management and risk mitigation strategies. In addition, each of our Board committees considers the risks within its areas of responsibility. For example, the Audit Committee reviews risks related to financial reporting; discusses material violations, if any, of Company ethics and compliance policies brought to its attention; considers the Company’s annual audit risk assessment which identifies internal control risks and drives the internal and external audit plan for the ensuing year; and considers the impact of risk on our financial position and the adequacy of our risk-related internal controls. The Compensation Committee reviews compensation and human resource risks. This enables the Board to coordinate risk oversight, particularly with respect to interrelated or cumulative risks that may involve multiple areas for which more than one committee has responsibility. The Board or applicable committee also has authority to engage external advisors as necessary.

The Board of Directors met four times during 2011, and each director participated in every meeting, except for Messrs. McElroy and Short who were unable to attend one of the Board meetings.

Actions taken by the Board of Directors outside of Board meetings were consented to in writing by a memorandum of action in lieu of a meeting, to which all incumbent directors subscribed. Directors meet their responsibilities not only by attending Board and committee meetings but also through communication with members of management on matters affecting us.

A description of the fees paid to the directors and members of the Audit Committee, Compensation Committee and Governance Committee can be found under “Executive Compensation – Director Compensation”, herein.

Shareholders may communicate with the Board of Directors, including the non-management directors, by sending a letter to the Board of Directors of AAON, Inc., c/o Corporate Secretary, 2425 South Yukon, Tulsa, Oklahoma 74107. The Corporate Secretary has the authority to disregard any inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit the correspondence to the Board or to any specific director to whom the correspondence is directed.

We encourage our directors to attend AAON’s annual meetings of stockholders and all current Board members attended the 2011 annual meeting.

Committee Structure

Currently, the Board has established an Audit Committee, a Compensation Committee and a Governance Committee to assist the Board in carrying out its functions. A brief description of each committee is set forth below.

The Audit Committee is currently comprised of Mr. Short, Mr. Lackey and Mr. Levine. Mr. Short is Chairman of the Audit Committee and has been designated as its "financial expert" as defined by SEC rules. The Audit Committee met five times last year, and each director serving on the Audit Committee participated in every meeting, with the exception that Mr. Short was unable to attend one Audit Committee meeting.

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. Among other things, the Committee is responsible for: selecting and retaining our independent registered public accountants; preapproving the engagement of the independent accountants for all audit-related services and permissible, non-audit related services; reviewing in advance the scope and focus of the annual audit; and reviewing and discussing with management and the auditors our financial reports, the audited financial statements, the auditor's report, the management letter and the quality and adequacy of our internal controls. All of the members of the Board who served on the Audit Committee during 2011 have been determined by the Board to be “independent” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Audit Committee is governed by a written charter, a copy of which is available on our website, at www.aaon.com. The “Audit Committee Report” for year 2011 is set forth below.

In 2011, the Compensation Committee was comprised of Mr. McElroy, Mr. Levine and Mr. Cappy. Mr. McElroy served as Chairman for 2011. The Compensation Committee met five times last year, and each director serving on the Compensation Committee participated in every meeting. All members of the Board who served on the Compensation Committee in 2011 have been determined by the Board to be “independent” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The responsibilities of the Compensation Committee are set out more fully under “Executive Compensation” below. The Compensation Committee is governed by a written charter, a copy of which is also available on our website, at www.aaon.com.

During 2011, the Governance Committee was chaired by Mr. Lackey, with Mr. McElroy and Mr. Cappy serving as the other members of the committee. A copy of the Governance Committee’s charter can be found on our website at www.aaon.com. The Governance Committee met five times in 2011, and each member of the committee attended all meetings, except for Mr. McElroy who was unable to attend one of the Governance Committee meetings. All members of the Board who served on the Governance Committee in 2011 have been determined by the Board to be “independent” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

Among the duties of the Governance Committee is to propose to the Board a slate of nominees for election by the shareholders at the Annual Meeting, and prospective director candidates in the event of the resignation, death, removal or retirement of directors or a change in the Board composition requirements. The Committee is also charged with reviewing with the Board the desired experience, mix of skills and other qualities to assure appropriate Board composition.

Our Bylaws also provide that a stockholder may nominate a director for election at an annual meeting if written notice is given to us not less than 60 and not more than 90 days in advance of the anniversary date of the immediately preceding annual meeting.

If and when new vacancies occur in the future, the Board will consider director nominees recommended by shareholders, in accordance with our Bylaws. The Board does not have a formal policy regarding the consideration of, procedures to be followed by, minimum qualifications of or process for identifying or evaluating nominees recommended by shareholders.

Among the criteria developed by the Governance Committee for qualification for director nominees as well as director retention, a candidate must have demonstrated accomplishment in his or her chosen field, character and personal integrity, and the ability to devote sufficient time to carry out the duties of a director. The Governance Committee considers whether the candidate is independent under the standards described below under “Director Independence.” In addition, the Governance Committee considers all information relevant in their business judgment to the decision of whether to nominate a particular candidate, taking into account the then-current composition of the Board and assessment of the Board’s collective requirements. These factors may include: a candidate’s age, professional and educational background, reputation, industry knowledge and business experience and relevance to the Company and the Board (including the candidate’s understanding of markets, technologies, financial matters and international operations); whether the candidate will complement or contribute to the mix of talents, skills and other characteristics that are needed to maintain the Board’s effectiveness; and the candidate’s ability to fulfill responsibilities as a director and as a member of one or more of our standing Board committees. Although the Board does not have a formal diversity policy for Board membership, the Governance Committee considers whether a director nominee contributes or will contribute to the Board in a way that can enhance the perspective and experience of the Board as a whole through diversity in gender, ethnicity, geography and professional experience.

Nomination of a candidate is not based solely on the factors noted above. When current Board members are considered for nomination for re-election, the Governance Committee also takes into consideration their prior Board contributions, performance and meeting attendance records. The Governance Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for Board membership. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide an appropriate mix of experience, knowledge and abilities to allow the Board to fulfill its responsibilities. The effectiveness of the Board’s skills, expertise and background is also considered as part of each Board annual self-assessment.

Audit Committee Report

March 6, 2012

To the Board of Directors of AAON, Inc.

The Audit Committee oversees AAON's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. We have reviewed and discussed with management and with the independent auditors the Company’s audited financial statements as of and for the year ended December 31, 2011.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Audit Committee of the Board of Directors

Jack E. Short, Chairman
Paul K. Lackey, Jr.
Jerry R. Levine

Code of Ethics

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions, as well as our other employees and directors. Our code of ethics can be found on our website at www.aaon.com. We will also provide any person without charge, upon request, a copy of such code of ethics. Requests may be directed to AAON, 2425 South Yukon Avenue, Tulsa, Oklahoma 74107, attention Kathy I. Sheffield, or by calling (918) 382-6204.

Transactions with Related Persons

In 2011, we did not enter into any new related party transactions and we do not have any preexisting related party transactions.

Our Code of Conduct guides the Board of Directors in its actions and deliberations with respect to related party transactions. Under the Code, conflicts of interest, including any involving the directors or any Named Executive Officers, are prohibited except under any guidelines approved by the Board of Directors. Only the Board of Directors may waive a provision of the Code of Conduct for a director or a Named Executive Officer, and only then in compliance with all applicable laws and rules and regulations.

Director Independence

The Board has adopted director independence standards that meet and/or exceed listing standards set by NASDAQ. NASDAQ has set forth six applicable tests and requires that a director who fails any of the tests be deemed not independent. In 2011, the Board affirmatively determined that Messrs Short, Lackey, McElroy, Levine and Cappy are independent. Mr. Asbjornson does not qualify as independent under the standards set forth below. The Board has determined that Mr. Johnson should not be deemed independent, because he is a member of the law firm that serves as General Counsel to the Company.

Our director independence standards are as follows:

It is the policy of the Board of Directors that a majority of the members of the Board consist of directors independent of AAON and our management. For a director to be deemed “independent,” the Board shall affirmatively determine that the director has no material relationship with AAON or its affiliates or any member of the senior management of AAON or his or her affiliates. In making this determination, the Board applies, at a minimum and in addition to any other standards for independence established under applicable statutes and regulations as outlined by the NASDAQ listing standards, the following standards, which it may amend or supplement from time to time:

▪
A director who is, or has been within the last three years, one of our employees, or whose immediate family member is, or has been within the last three years a Named Executive Officer, cannot be deemed independent. Employment as an interim Chairman or Chief Executive Officer will not disqualify a director from being considered independent following that employment.

▪
A director who has received, or who has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us, other than director and committee fees and benefits under a tax-qualified retirement plan, or non-discretionary compensation for prior service (provided such compensation is not contingent in any way on continued service), cannot be deemed independent. Compensation received by a director for former service as an interim Chairman or Chief Executive Officer and compensation received by an immediate family member for service as a non-executive employee will not be considered in determining independence under this test.

▪
A director who (A) is, or whose immediate family member is, a current partner of a firm that is our external auditor; (B) is a current employee of such a firm; or (C) was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our audit within that time cannot be deemed independent.

▪
A director who is, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present Named Executive Officers at the time serves or served on that company’s compensation committee cannot be deemed independent.

▪
A director who is a current employee or general partner, or whose immediate family member is a current executive officer or general partner, of an entity that has made payments to, or received payments from us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $200,000 or 5% of such other entity’s consolidated gross revenues, other than payments arising solely from investments in AAON’s securities or payments under non-discretionary charitable contribution matching programs, cannot be deemed independent.

For purposes of the independence standards set forth above, the terms:

▪	“affiliate” means any consolidated subsidiary of AAON and any other company or entity that controls, is controlled by or is under common control with AAON;

▪	“executive officer” means an “officer” within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended; and

▪
“immediate family” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than employees) sharing a person’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, death or incapacitation.

The Board undertakes an annual review of the independence of all non-employee directors. In advance of the meeting at which this review occurs, each non-employee director is asked to provide the Board with full information regarding the director’s business and other relationships with us and our affiliates and with senior management and their affiliates to enable the Board to evaluate the director’s independence.

Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent.” This obligation includes all business relationships between, on the one hand, Directors or members of their immediate family, and, on the other hand, AAON and our affiliates or members of senior management and their affiliates, whether or not such business relationships are subject to any other approval requirements by us.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discusses the material elements of compensation awarded to, earned by or paid to our Named Executive Officers, comprised of our principal executive and principal financial officers, and our other three most highly compensated executive officers.

Our executive compensation programs are determined and approved by our Compensation Committee, after consideration of recommendations by the principal executive officer, as to the other Named Executive Officers. None of the Named Executive Officers are members of the Compensation Committee. The Compensation Committee has the direct responsibility and authority to review and approve our goals and objectives relative to the compensation of the Named Executive Officers, and to determine and approve (either as a committee or with the other members of our Board of Directors who qualify as “independent” directors under applicable guidelines adopted by NASDAQ) the compensation levels of the Named Executive Officers.

Our historical executive compensation programs have intended to achieve two objectives. The primary objective is to enhance our profitability, and thus shareholder value. The second objective is to attract, motivate, reward and retain employees, including executive personnel, who contribute to our long-term success. As described in more detail below, the material elements of our historical executive compensation program for Named Executive Officers include a base salary, discretionary annual bonuses (now replaced by annual incentive bonuses), perquisites, our contributions to AAON’s 401(k) plan, “profit sharing” payments (made to all employees), discretionary stock options and restricted stock awards.

We believe that each element of the executive compensation program helps to achieve one or both of the compensation objectives outlined above. The table below lists each material element of our executive compensation program and the compensation objective or objectives that it is designed to achieve.

Compensation Element	Compensation Objectives Attempted to be Achieved

Base salary	Attract and retain qualified executives Motivate and reward executives’ performance
Bonus compensation	Motivate and compensate executives’ performance Stay competitive in the marketplace
Profit sharing	Motivate executives and all employees equally
Perquisites and personal benefits	Attract and retain qualified executives
Equity-based compensation – stock options and restricted stock awards	Enhance profitability of AAON and shareholder value by aligning long-term incentives with shareholders’ long-term interests
Retirement benefits – 401(k) and health savings account	Attract and retain qualified executives Enhance profitability of AAON and shareholder value by aligning long-term incentives with shareholders’ long-term interests

As illustrated by the table above, base salary, perquisites and retirement benefits are all primarily intended to attract and retain qualified executives. These are the elements of our historic executive compensation program where the value of the benefit in any given year is not wholly dependent on performance. Base salaries are intended to attract and retain qualified executives as well as being linked to performance by rewarding and/or motivating executives. Base salaries are reviewed annually and take into account: experience and retention considerations; past performance; improvement in historical performance; anticipated future potential performance; and other issues specific to the individual executive. As discussed below, effective March 1, 2011, base salaries also take into account comparable salaries of similarly situated officers of industry peers, as well as the individual responsibilities of our Named Executive Officers. In an effort to attract and retain qualified executives, we emphasize the need to provide executives with predictable benefit amounts that reward the executive’s continued service. Some of the elements are generally paid out on a short-term or current basis, e.g., base salary and perquisites, while retirement benefits are generally paid out on a long-term basis.

There are specific elements of the historic executive compensation program that are designed to reward performance and enhance profitability and shareholder value, and, therefore, the value of these benefits is based on performance. Our discretionary annual bonus plan and its replacement annual incentive bonus plan are primarily intended to motivate and reward Named Executive Officers’ performance to achieve specific strategies and operating objectives, as well as improved financial performance. Other elements that satisfy the primary objective of executive compensation to enhance profitability and shareholder value are through a mix of short-term or current basis and long-term basis. Profit sharing, which is divided equally among all employees, provides a short-term cash reward for quarterly profits, while the Long-Term Incentive Plan (“LTIP”) and 401(k) savings and investment plan align performance to profitability and shareholder value over a longer term. This mix of short-term and longer-term elements allows us to achieve dual goals of attracting and retaining executives, while motivating and rewarding executives to enhance profitability and shareholder value.

The Compensation Committee’s philosophy is that we should continue to use long-term compensation to align shareholder and executives’ interests and should allocate a portion of long-term compensation to the entire executive compensation package.

Historically, no executive compensation has been tied to meeting any specific “goal” or “objective”, or achieving any specific performance, revenue enhancement or cost-savings criteria. Therefore, historically, we believe there has been little or no risk resulting from compensation elements having a material adverse effect on the Company or its operations by reason of incentivizing any executive employee to take actions to enhance individual compensation to the detriment or risk of the Company. As discussed below, in 2011, at the recommendation of the Compensation Committee, the historical discretionary bonus structure for our Named Executive Officers was replaced with an “at risk” annual incentive bonus program more directly tied to overall Company performance. However, even under this structure, we still believe that there is little or no risk that this revised compensation program will incentivize any executive officer to take actions for his or her personal enhancement to the detriment or risk of the Company.

We have, from time to time, at the request and for the benefit of the Compensation Committee, retained independent third-party executive compensation consulting companies (which provide no other services to us) to provide general compensation expertise. We have previously utilized these consulting firms for a comprehensive analysis of compensation for all executive, engineering, sales, marketing, general and administrative positions. These consultants generally gather peer group information and provide the information to the Compensation Committee, which is then used for proper benchmarking of our compensation programs for executives and other employees.

In November 2010, the Compensation Committee engaged Towers Watson & Co. (“Towers Watson”) to assess the current compensation levels for our six top executives, and to conduct a competitive assessment of the compensation arrangements for our non-employee directors. The preliminary report of Towers Watson was received by the Committee in the first quarter of 2011.

At the quarterly meeting of the Board of Directors held in March 2011, the Board considered a report and recommendations from the Compensation Committee following a review and assessment of the Towers Watson report. Based on this report and recommendations therein, the base salaries for our Named Executive Officers were raised effective March 1, 2011, with the ultimate goal to adjust such officers’ base salaries over the ensuing three years to levels approaching the “market median” of industry peers. Such adjustment also takes into account the specific responsibilities of each such Named Executive Officer as compared to industry peers.

In addition, the Board approved the Compensation Committee’s recommendation, effective beginning calendar year 2011, to institute a new “at risk” incentive program that replaces the historical discretionary bonus program. Under this new program, bonuses for the Named Executive Officers are based on the Company achieving an annual budgeted goal of operating profit before “profit sharing” and income taxes, after bonus accrual.

At the recommendation of the Compensation Committee, the Board authorized Mr. Asbjornson, as the CEO, to provide further detailed recommendations on the incentive bonus plan and individual objectives within such plan with respect to each other Named Executive Officer, and the CEO will, with the Compensation Committee’s approval, have the authority to adjust individual annual incentive awards for each other Named Executive Officers based upon his evaluation of such officer’s annual objectives.

As a part of this recommendation and restructure, the Named Executive Officers no longer participate in our profit sharing plan.

At our 2011 Annual Meeting, the ballot included our first advisory vote on executive compensation, commonly known as “Say-on-Pay”. The vote was not binding on the Company, the Board of Directors or the Compensation Committee. Of the votes cast, including abstentions, an overwhelming 99.26% were “FOR” the compensation of the Named Executive Officers. The Compensation Committee was cognizant of this result in its considerations to continue the key components, design, implementation and amounts of our compensation.

The ballot for our 2011 Annual Meeting also included our first advisory vote as to the frequency of future advisory Say-on-Pay votes. Of the votes cast, including abstentions, 60% were “For” Say-on-Pay votes every three years. At a meeting of the Board of Directors immediately following our 2011 Annual Meeting, the Board determined, in light of such advisory vote, that the Company will include an advisory shareholder Say-on-Pay vote every three years, with the next such vote to be held in 2014. The Board reserved the right to hold such vote at an earlier Annual Meeting.

2011 Executive Compensation Program Elements

The following discussion, as well as the historical information contained in the tables below, are based upon our historical and current compensation plans as in effect in 2011 and the prior reported years.

Base Salaries

Similar to most companies within the industry, our policy is to pay Named Executive Officers’ base salaries in cash. A significant portion of the executive compensation package is through base salaries. Effective March 1, 2011, the Compensation Committee increased salaries for our Named Executive Officers as follows:  Norman H. Asbjornson – from $296,417 to $355,800, Robert G. Fergus – from $162,258 to $173,400, Kathy I. Sheffield -- from $162,264 to $180,408, David E. Knebel – from $171,313 to $195,204, and Scott M. Asbjornson – from $146,900 to $179,140. In approving these executives’ salary increases, the Committee took into account certain factors including, recommendations of the principal executive officer (except for himself), each executives’ individual experience and responsibilities and the Company’s performance.

Annual Cash Incentive Bonuses

In 2011 and prior years, our policy has been to pay any discretionary annual bonuses to Named Executive Officers in cash. Annual discretionary bonuses provided to the Named Executive Officers have been largely based on the recommendation of the principal executive officer. The Compensation Committee may reduce or increase the size of the payout for each individual Named Executive Officer in its discretion. Cash bonuses have not historically been a significant portion of the executive compensation package. The annual discretionary bonus is reported in the “Bonus” column of the “Summary Compensation Table” for each Named Executive Officer.

As previously discussed, in 2011 the Board of Directors instituted a new “at risk” annual incentive bonus which replaced the annual discretionary bonus intended to facilitate alignment of management with corporate objectives and stockholder interests in order to achieve outstanding performance and to meet specific AAON financial goals by:

•	providing the employees designated by the Committee, incentive compensation tied to stockholder goals for Company and individual performance;

•	providing competitive compensation to attract, motivate, reward and retain employees who achieve outstanding performance;

•	fostering accountability and teamwork throughout the Company; and

•	contributing to the long term success of the Company.

We believe that the annual incentive should be a substantial component of total compensation and is based upon achievement of AAON’s annual budgeted income before “profit sharing” and income taxes, but after bonus accrual.

For the fiscal year ended December 31, 2011 the opportunity budget was set at $34.6 million. Incentive compensation opportunities are expressed as a percentage of the executive officer’s gross base salary. The annual award opportunity for Mr. Asbjornson and the other Named Executive Officers in 2011 are shown in the chart below:

Opportunity as a percentage of base salary

Name	80% goal	100% goal	120% goal

Mr. N. Asbjornson	33%	75%	200%
Mr. Fergus	33%	35%	200%
Ms. Sheffield	33%	35%	200%
Mr. Knebel	33%	35%	200%
Mr. S. Asbjornson	33%	35%	200%

For the year ended December 31, 2011 no cash bonuses were declared or paid out to any of our Named Executive Officers, except for Mr. Scott Asbjornson who was awarded a cash bonus of $5,549 in accordance with the Company’s prior compensation structure. Cash bonuses were declared and paid out in December 2010 for all Named Executive Officers except for Norman H. Asbjornson, the principal executive officer.

Prior to 2011, our Named Executive Officers participated in our profit sharing plan pursuant to which 10% of pre-tax profit at each subsidiary was paid to all eligible employees on a quarterly basis, with the Named Executive Officers receiving their proportionate amount of the profit-sharing bonus in cash. The profit-sharing bonus is solely based on our profit and divided among all qualified employees equally. As noted above our Named Executive Officers no longer participate in our profit sharing plan. The profit sharing for years prior to 2011 is reported in the “All Other Compensation” column of the “Summary Compensation Table” for each Named Executive Officer if threshold reporting requirements were met (i.e. generally, if the total value of all perquisites and personal benefits received by the Named Executive Officer not reported under any other column in the table exceed $10,000 in the aggregate).

Perquisites

We provide some Named Executive Officers with certain perquisites and personal benefits, including automobile related expenses. We utilize certain tax advantages associated with perquisites and personal benefits as a way to provide additional annual compensation that supplements base salaries and bonus opportunities granted to Named Executive Officers. Perquisites are reported in the “All Other Compensation” column of the “Summary Compensation Table” for each Named Executive Officer if applicable and if reporting threshold requirements were met.

Equity-Based Compensation

Our policy is that the Named Executive Officers’ long-term compensation should be directly linked to enhancing profitability and value provided to our shareholders. Accordingly, the Compensation Committee grants equity awards under our LTIP designed to link an increase in shareholder value to compensation. Such grants are largely based upon the recommendation of the principal executive officer (except as to himself) based on the Named Executive Officer’s performance in the prior year and his or her expected future contribution to our performance.

Historically, the Company has not based executive officer equity compensation decisions on pre-established performance targets or other quantitative criteria, as many of the applicable operational and financial performance measures which affect Company profitability (and shareholder value) are contingent upon a combination of general economic factors and/or raw material prices that are beyond the control of any individual. However, positive overall Company performance (from both a financial as well as stock price basis) is a primary element associated with the grant of equity-based compensation to the executive officers as a group. When determining the total value of compensation provided to our executive officers, our Compensation Committee, with the advice of our CEO, evaluated various aspects of individual and Company performance in light of general economic conditions, as well as comparison of the Company performance against similar competitors in the industry. Performance elements considered may include cost containment initiatives, product and marketing development, risk management, successful completion of major capital projects including production line enhancements, individual performance of the executive officer and the performance of the executive’s department. These elements have not been specifically weighted in determining the amount of the equity incentive awards because the relative importance of each element may change from time to time and the responsibilities of each executive officer, as they contribute to the achievement of any particular objective, may vary.

Factors considered when determining any specific equity-based award include:

•	the responsibilities of the executive officer;

•	the period over which the executive officer has performed these responsibilities;

•	the scope, level of expertise and experience required for the executive officer’s position and the period during which the officer has performed these responsibilities;

•	the strategic impact of the officer’s position; and

•	the potential future contribution and demonstrated individual performance of the officer.

In addition, the Compensation Committee considers the cost of such equity awards, the potential impact on dilution and the relative value in relation to the other components of the executive compensation program.

For financial statement purposes, stock option and restricted stock award grants are valued using the Black-Scholes Model in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation – Stock Compensation (“ASC Topic 718”) and are calculated as a part of the executive compensation package for the year based on the amount of requisite service period served. The “grant date fair value” of the options as determined under generally accepted accounting principles is shown in the “Summary Compensation Table” below. Non-qualified stock options and restricted stock awards for Named Executive Officers and other key employees generally vest ratably over five years. The Compensation Committee believes that these awards encourage Named Executive Officers to continue to use their best professional skills and to retain Named Executive Officers for longer terms.

Awards are granted to new key employees on their hire date. Other grant date determinations are made by the Compensation Committee, which are based upon the date the Committee met and proper communication was made to the Named Executive Officer or key employee as defined in the definition of grant date by ASC Topic 718. Stock option exercise prices are equal to the value of AAON stock on the close of business on the determined grant date. We have no program or practice to coordinate timing of grants with release of material, nonpublic information.

The aggregate amount of stock compensation expense as determined under ASC Topic 718, Compensation - Stock Compensation, for 2011, 2010 and 2009 with respect to outstanding options and restricted stock awards granted to the Named Executive Officers is shown in the “Summary Compensation Table” below. The grant date fair value of the options and restricted stock awards granted to the Named Executive Officers in 2011, 2010 and 2009 as determined under ASC Topic 718 for purposes of our financial statements is shown in the “Grants of Plan-Based Awards Table” below. The “Grants of Plan-Based Awards Table” below provides additional detail regarding the options and restricted stock awards granted to Named Executive Officers in 2011, 2010 and 2009, including the vesting and other terms that apply to the options and restricted stock awards.

Retirement Benefits - 401(k) Plan and Health Savings Account

We provide a 401(k) plan and a Roth 401(k) plan for all eligible employees. We provide an employer match of 50% of the employee’s salary deferral up to the first 9% of the employee’s compensation. Beginning in 2010, we began contributing a discretionary amount equal to 1.5% of each employee’s pre-tax earnings to the 401(k) plan, even if the employee chose to make no contribution of his or her own. AAON’s contribution is in the form of cash and directs the investment committee to use these funds to acquire shares of our common stock. We believe that this investment in AAON stock encourages retention and increases the value to the employee and shareholder as our performance increases. We maintain a stock repurchase arrangement by which employee-participants in our 401(k) savings and investment plan are entitled to have shares of AAON stock in their accounts sold to us to provide diversification of their investments. The amounts contributed by us to each Named Executive Officer under the 401(k) plan are based on actual contributions and the base salary of the employee, and are reported in the “All Other Compensation” column of the “Summary Compensation Table” for each Named Executive Officer, if applicable, and if the threshold reporting requirements were met. Our employees participate in a high-deductible heath savings plan wherein they open a Health Savings Account. We provide a match of approximately 25% for employee contributions to their Health Savings Account.

Compensation Committee’s Report on Executive Compensation (1)

Among the duties imposed on our Compensation Committee under its charter, is the direct responsibility and authority to review and approve our goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, to evaluate the performance of such officers in accordance with the policies and principles established by the Compensation Committee and to determine and approve, either as a Committee, or (as directed by the Board) with the other “independent” Board members (as defined by the NASDAQ listing standards), the compensation level of the Chief Executive Officer and the other executive officers. In 2011, the Compensation Committee has been composed of the three non-employee directors named at the end of this report, each of whom is “independent” as defined by the NASDAQ listing standards.

March 7, 2012

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this proxy statement. Based upon this review and discussions, the AAON Compensation Committee recommended to its Board of Directors that the Compensation Discussion and Analysis section be included in this proxy statement.

Compensation Committee of the Board of Directors

A.H. McElroy II, Chairman
Jerry R. Levine
Joseph E. Cappy

(1)  SEC filings sometimes “incorporate information by reference.” This means we are referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading. Unless we specifically state otherwise, this Compensation Committee Report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act of 1933, as amended, or the Securities Exchange act of 1934, as amended.

Compensation Committee’s Interlocks and Insider Participation

Messrs. McElroy, Levine and Cappy were members of the Compensation Committee during all of 2011. No member of the Compensation Committee is or has been a former or current Named Executive Officer of AAON or had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of our Named Executive Officers identified herein served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity.

Compensation of Named Executive Officers

The “Summary Compensation Table” set forth below should be read in connection with the tables and narrative descriptions that follow. The “Grants of Plan-Based Awards Table”, and the description of the material terms of the nonqualified options and restricted stock awards granted in 2011, 2010 and 2009 that follows it, provide information regarding the long-term equity incentives awarded to Named Executive Officers in 2011, 2010 and 2009 that are also reported in the “Summary Compensation Table”. The “Outstanding Equity Awards at Fiscal Year End Table” and “Option Exercises and Stock Vesting Table” provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards.

We did not have any pension plans, non-qualified deferred compensation plans or severance, retirement, termination, written or unwritten constructive termination or change in control arrangements for any of our Named Executive Officers for the year ended December 31, 2011.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock* Awards(1) ($)	Option Awards* (1) ($)	All Other Compensation ($)	Total ($)

Norman H. Asbjornson
President and CEO	2011	345,903	-	46,468	-	55,139(2)	447,510
	2010	296,417	-	23,352	-	50,027(2)	369,796
	2009	296,417	-	20,706	-	41,994(2)	359,117

Robert G. Fergus
Vice President	2011	171,543	-	-	-	11,025(3)	182,568
	2010	162,258	6,500	-	-	12,452(3)	181,210
	2009	162,258	6,500	-	-	13,118(3)	181,876

Kathy I. Sheffield
Vice President/Treasurer	2011	177,384	-	-	-	11,108(4)	188,492
	2010	162,264	10,000	-	99,400	13,309(4)	284,973
	2009	162,264	10,000	-	31,800	16,422(4)	220,486

David E. Knebel
Vice President, Sales and Technology	2011	191,222	-	-	-	11,327(5)	202,549
	2010	167,914	10,000	-	99,400	12,299(5)	289,613
	2009	163,155	10,000	-	31,800	11,824(5)	216,779

Scott M. Asbjornson
President	2011	176,063	5,549	-	-	12,893(6)	194,505
AAON Coil Products, Inc	2010	146,900	15,429	-	99,400	15,790(6)	277,519
	2009	146,900	17,818	-	31,800	12,079(6)	208,597
*Reflects three-for-two stock split effective June 13, 2011

______________________

(1)  See discussion of assumptions made in valuing these awards in the notes to our financial statements. The values reflect grant date fair value of awards. Compensation costs are recognized for option and restricted stock awards over their requisite service period.

(2)  Consists of (i) a per capita share, the same as all other eligible employees, of 10% of the pre-tax profit of AAON-Oklahoma; (ii) contributions to our 401(k) plan by AAON in the amount of $10,343, $7,225 and $5,663 in 2011, 2010 and 2009, respectively; (iii) director fees in the amount of $24,450, $19,800 and, $19,350 in 2011, 2010 and 2009, respectively; (iv) payment of personal car lease in the amount of $18,738, $18,738 and $11,750 in 2011, 2010 and 2009, respectively; and (v) matching contributions to a Health Savings Account in the amount of $792, $999 and $540 in 2011, 2010 and 2009, respectively.

(3)  Consists of (i) a per capita share, the same as all other eligible employees, of 10% of the pre-tax profit of AAON-Oklahoma; (ii) contributions to our 401(k) plan by AAON in the amount of $9,521, $8,084 and $6,885 in 2011, 2010 and 2009, respectively; and (iii) matching contributions to a Health Savings Account in the amount of $688, $1,103 and $540 in 2011, 2010 and 2009, respectively.

(4)  Consists of (i) a per capita share, the same as all other eligible employees, of 10% of the pre-tax profit of AAON-Oklahoma; (ii) contributions to our 401(k) plan by AAON in the amount of $9,500, $8,136 and $7,596 in 2011, 2010 and 2009, respectively;  (iii) matching contributions to a Health Savings Account in the amount of $792,  $999 and $540 in 2011, 2010 and 2009, respectively; and (iv) executive medical insurance in the amount of $0, and $909 as of December 31, 2011, and 2010, respectively.

(5)  Consists of (i) a per capita share, the same as all other eligible employees, of 10% of the pre-tax profit of AAON-Oklahoma and (ii) contributions to our 401(k) plan by AAON in the amount of $9,701, $8,196 and $6,446 in 2011, 2010 and 2009, respectively; and (iii) matching contributions to a Health Savings Account in the amount of $810, $838 and $913 in 2011, 2010 and 2009, respectively.

(6)  Consists of (i) a per capita share, the same as all other eligible employees, of 10% of the pre-tax profit of AAON Coil Products and (ii) contributions to our 401(k) plan by AAON in the amount of $11,088, $9,717 and $7,611 in 2011, 2010 and 2009, respectively; and (iii) matching contributions to a Health Savings Account in the amount of $1,126, $1,464 and $666 in 2011, 2010 and 2009, respectively.

We award stock incentives to key employees and the Named Executive Officers either on the initial date of employment or due to performance incentives throughout the year. The 2011, 2010 and 2009 grants to Named Executive Officers are reported in the table below. All share numbers and prices have been adjusted to reflect stock splits.

Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock/Option Awards

Norman H. Asbjornson	5/17/11	2,250			46,468(1)
	5/25/10	1,575			23,352(2)
	5/19/09	1,575			20,706(3)

Kathy I. Sheffield	5/25/10		15,000	15.51	99,400(4)
	3/9/09		7,500	10.21	31,800(5)

David E. Knebel	5/25/10		15,000	15.51	99,400(4)
	3/9/09		7,500	10.21	31,800(5)

Scott M. Asbjornson	5/25/10		15,000	15.51	99,400(4)
	3/9/09		7,500	10.21	31,800(5)

____________________________ (1) The fair value of these shares is $20.65 per share. See discussion of assumptions made in valuing these awards in the notes to our financial statements.

(2) The fair value of these shares is $14.83 per share. See discussion of assumptions made in valuing these awards in the notes to our financial statements.

(3) The fair value of these shares is $13.15 per share. See discussion of assumptions made in valuing these awards in the notes to our financial statements.

(4) The fair value of these shares is $6.63 per share. See discussion of assumptions made in valuing these awards in the notes to our financial statements.

(5) The fair value of these shares is $4.24 per share. See discussion of assumptions made in valuing these awards in the notes to our financial statements.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

A discussion of 2011 salaries, bonuses and long-term incentive awards is included in “Executive Compensation.”

Named Executive Officers are not separately entitled to receive dividend equivalent rights with respect to each stock option, however dividends are paid for restricted stock awards (retroactively upon vesting). Each nonqualified stock option award described in the “Grants of Plan-Based Awards Table” above expires on the tenth anniversary of its associated grant date and vests in equal installments over the course of three years for Board members and five years for executives. Norman H. Asbjornson’s awards vest over a three-year period due to his capacity as a director.

The following table presents information regarding outstanding equity awards as of December 31, 2011. All share numbers and prices have been adjusted to reflect stock splits.

Outstanding Equity Awards at Fiscal Year End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Grant Date	Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested	Equity Incentive Plan Awards: Market Value of Shares of Stock That Have Not Vested ($)

Norman H. Asbjornson				8/22/07	N/A	600(1)	12,294
				5/19/09	N/A	525(2)	10,757
				5/25/10	N/A	1,050(3)	21,515
				5/17/11	N/A	2,250(4)	46,103

Robert G. Fergus				7/12/07	N/A	450(5)	9,221

Kathy I. Sheffield	22,500		6.45	2/21/03	2/21/13
	11,250		7.21	4/6/05	4/6/15
	22,500		12.29	5/8/06	5/8/16
	3,600	900	11.31	3/10/08	3/10/18
	4,500	3,000	10.21	3/9/09	3/9/19
	3,000	12,000	15.51	5/25/10	5/25/20
				7/12/07	N/A	450(5)	9,221

David E. Knebel	10,000		6.45	2/21/03	2/21/13
	11,250		7.21	4/6/05	4/6/15
	22,500		12.29	5/8/06	5/8/16
	3,600	900	11.31	3/10/08	3/10/18
	9,000	6,000	10.23	10/17/08	10/17/18
	4,500	3,000	10.21	3/9/09	3/9/19
	3,000	12,000	15.51	5/25/10	5/25/20
				7/12/07	N/A	450(5)	9,221

Scott M. Asbjornson	4,500		7.21	4/6/05	4/6/15
	22,500		12.29	5/8/06	5/8/16
	3,600	900	11.31	3/10/08	3/10/18
	4,500	3,000	10.21	3/9/09	3/9/19
	3,000	12,000	15.51	5/25/10	5/25/20
				7/12/07	N/A	450(5)	9,221

(1) The restricted stock awards vest ratably over 5 years and will be fully vested in August 2012.
(2) The restricted stock awards vest ratably over 3 years and will be vested in May 2012.
(3) The restricted stock awards vest ratably over 3 years and will be vested in May 2013.
(4) The restricted stock awards vest ratably over 3 years and will be fully vested in May 2014.
(5) The restricted stock awards vest ratably over 5 years and will be fully vested in July 2012.

The following table presents information regarding the exercise of stock options by Named Executive Officers during 2011. All shares and prices have been adjusted to reflect stock splits.

Option Exercises and Stock Vesting

	Option Awards

Name	Number of Shares Exercised (#)	Valued Realized on Exercise ($)

Norman H. Asbjornson	13,500	135,630

Robert G. Fergus	-	-

Kathy I. Sheffield	-	-

David E. Knebel	20,000	247,500

Scott M. Asbjornson	-	-

The following table sets forth information concerning our equity compensation plans as of December 31, 2011. All shares and prices have been adjusted to reflect stock splits.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	653,050	11.77	811,357

Equity compensation plans not approved by security holders (2)	--	--	--

Total	653,050	11.77	811,357
________________

(1)	Consists of shares covered by the AAON 1992 Stock Option Plan, as amended, and the 2007 LTIP.
(2)	We do not maintain any equity compensation plans that have not been approved by the stockholders.

Director Compensation

Effective April 1, 2011, our directors are paid quarterly fees of $5,000 ($3,750 prior to April 2011) and attendance fees of $1,500 ($1,200 prior to April 2011) if present in person at Board meetings or $950 ($750 prior to April 2011) if participating by conference telephone call. In addition, our Directors are paid attendance fees of $1,250 ($1,000 prior to April 2011) per meeting for service on our Audit Committee and $1,000 ($750 prior to April 2011) per meeting for service on the Compensation Committee and the Governance Committee (up to a maximum of five meetings per committee per year) and the Chairman of the Audit Committee is paid an additional fee of $2,250 ($1,750 prior to April 2011) per quarter and the Chairman of the Compensation Committee and the Chairman of the Governance Committee are paid an additional fee of $1,250 ($750 prior to April 2011) per quarter. In 2007, following the adoption of our LTIP, we adopted a policy of annually granting each of our directors shares of restricted stock. Effective April 2011, the annual grant of restricted stock increased from 1,050 to 1,500 shares. We made our annual grants of restricted stock awards in May 2011, at which time Messrs. Asbjornson, Johnson, Short, Lackey, McElroy, Levine and Cappy received restricted stock awards for 1,500 (2,250 following our 3 for 2 stock split on June 13, 2011) shares of stock, which vest ratably over three years.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards(1) ($)	Stock Options ($)	All Other Comp. ($)	Total ($)

John B. Johnson, Jr.	24,450	46,468(2)		-	70,918

Jack E. Short	32,700	46,468(3)		-	79,168

Paul K. Lackey, Jr.	38,450	46,468(4)		-	84,918

A.H. McElroy II	35,250	46,468(4)		-	81,718

Jerry R. Levine	33,400	46,468(5)		-	79,868

Joseph E. Cappy	33,450	46,468(6)		-	79,918
_______________________
(1) The values reflect grant date fair value of awards at $20.65 per share granted on May 17, 2011. Compensation costs are recognized over the requisite service period. See also, the discussion of assumptions made in valuing these awards in the notes to the Company’s financial statements. All shares and prices were adjusted for stock splits.

(2) As of December 31, 2011, 13,500 shares underlying non-qualified options were outstanding, and 3,825 shares associated with restricted stock awards were outstanding.

(3) As of December 31, 2011, 4,500 shares underlying non-qualified options were outstanding, and 3,825 shares associated with restricted stock awards were outstanding.

(4) As of December 31, 2011, 3,825 shares associated with restricted stock awards were outstanding. Non-qualified options have not been granted during his term as a Board member.

(5) As of December 31, 2011, 15,000 shares underlying non-qualified options received in connection with services rendered as a consultant to the Company in 2010 were outstanding and 3,825 shares associated with restricted stock awards were outstanding.

(6) As of December 31, 2011, 10,800 shares associated with restricted stock awards were outstanding. Non-qualified options have not been granted during his term as a Board member.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 4 furnished to us during our most recent fiscal year, we know of no director, officer or beneficial owner of more than ten percent of our Common Stock who failed to file on a timely basis reports of beneficial ownership of our Common Stock as required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected Grant Thornton LLP (“GT”) as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Representatives of GT are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

Fees and Independence

Our Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The following services were authorized by the Audit Committee.

Audit Fees. GT billed us an aggregate of $374,320 and $368,125 for professional services rendered for the audits of our financial statements for the years ended December 31, 2011, and 2010, respectively, and reviews of the related interim financial statements.

All Other Fees. No other fees were billed by GT to us during 2011 or 2010.

The Audit Committee of the Board of Directors has determined that the provision of services by GT described above is compatible with maintaining GT’s independence as our registered public accounting firm.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Stockholder proposals intended to be presented at the 2013 Annual Meeting and to be included in our Proxy Statement must be received at the our executive offices, 2425 South Yukon, Tulsa, Oklahoma 74107, no later than November 27, 2012.

However, a stockholder who otherwise intends to present business at the 2013 Annual Meeting of stockholders, including nominations of persons to our Board of Directors, must also comply with the requirements set forth in our Bylaws. The Bylaws state, among other things, that to bring business before an annual meeting or to nominate a person for our Board of Directors, a stockholder must give written notice that complies with the Bylaws to the Secretary of AAON not less than 60 days nor more than 90 days in advance of the anniversary date of the immediately preceding annual meeting. Thus, a notice of a stockholder proposal or nomination for the 2013 Annual Meeting of stockholders, submitted other than pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), will be untimely if given before February 13, 2013, or after March 15, 2013. As to any such proposals, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless we receive notice of the matter to be proposed between February 13, 2013 and March 15, 2013. Even if proper notice is received on a timely basis, the proxies named in management’s proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter to the extent permitted under Rule 14a-4(c)(2) of the Exchange Act.

OTHER MATTERS

Management knows of no business which will be presented at the 2012 Annual Meeting other than to elect three directors for the ensuing year.

The cost of preparing, assembling and providing all proxy solicitation materials will be paid by us. We will, upon request, reimburse brokers for the costs incurred by them in forwarding solicitation materials to such of their customers as are the beneficial holders of our Common Stock registered in the names of such brokers.

By Order of the Board of Directors

Norman H. Asbjornson
President/CEO

April 2, 2012